EAGLE GROWTH & INCOME FUND

FORM N-CSR

Exhibit 12(b)

SECTION 906 CERTIFICATION

Pursuant to 18 U.S.C § 1350, the undersigned officers of Eagle Growth & Income Fund (the “Trust”), hereby certify, to the best of their knowledge, that the Trust’s report on Form N-CSR for the period ended April 30, 2009 (the “Report”) fully complies with the requirements of Section 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Trust.

Date: 06/26/09

/s/ Mathew J. Calabro

Mathew J. Calabro

Principal Executive Officer

/s/ Andrea N. Mullins

Andrea N. Mullins

Principal Financial Officer

This certification is being furnished solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Report or as a separate disclosure document.

A signed original of this written statement required by 18 U.S.C. § 1350 has been provided to the Trust and will be retained and furnished to the U.S. Securities and Exchange Commission or its staff upon request.